CONTRIBUTION AGREEMENT

                                      dated

                             as of October 12, 2004

                                      among

                         CENTURY CASINOS TOLLGATE INC.,

                             TOLLGATE VENTURE, LLC,

                              KJE INVESTMENTS, LLC,

                            CENTRAL CITY VENTURE, LLC

                                       AND

                                 CC TOLLGATE LLC









DNVR1:60280458.02

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Article 1 CONTRIBUTIONS OF TOLLGATE AND CENTURY TO THE LLC....................2

  1.1     Tollgate Contribution...............................................2

  1.2     Tollgate Retained Assets............................................4

  1.3     Assumption of Tollgate Liabilities..................................4

  1.4     Tollgate Retained Liabilities.......................................4

  1.5     Title to the Tollgate Contributed Assets; Documents of Conveyance...6

  1.6     Century Contribution................................................6

  1.7     Issuance of Units; Payments to Tollgate and Others..................6

  1.8     Closing.............................................................7

Article 2 REPRESENTATIONS AND WARRANTIES......................................7

  2.1     Representations and Warranties of Tollgate, TV and KJE..............7

  2.2     Representations and Warranties of Century..........................19

  2.3     Representations and Warranties - General...........................19

Article 3 COVENANTS OF THE PARTIES...........................................20

  3.1     Best Efforts; Further Assurances...................................20

  3.2     Due Diligence Investigation........................................20

  3.3     Expenses; Transfer Taxes...........................................21

  3.4     Bulk Transfer Laws.................................................21

  3.5     Press Releases and Disclosure......................................21

  3.6     Cooperation in the Defense of Claims...............................21

  3.7     Regulatory Approvals...............................................21

  3.8     Employee Matters...................................................21

  3.9     Access to Records After Closing....................................22

Article 4 COVENANTS OF Tollgate..............................................23

  4.1     Conduct of Business Pending Closing................................23

  4.2     Disclosure Supplements.............................................24

  4.3     Closing............................................................24

  4.4     Confidentiality....................................................24

  4.5     Maintenance of Insurance...........................................25

  4.6     Maintenance of, and Access to, Records.............................25

  4.7     Non-Competition....................................................25

  4.8     Discontinuance of Contributed Names................................26

  4.9     No Shopping........................................................26

  4.10    Further Assurances; Business Relationships; Assertion of Claims....27

  4.11    Powers of Attorney.................................................27

Article 5 CONDITIONS TO OBLIGATION OF PARTIES TO CONSUMMATE CLOSING..........27

  5.1     Conditions to Century's Obligations................................27

  5.2     Conditions to Tollgate's Obligations...............................30

  5.3     Conditions to the LLC's Obligations................................31

Article 6 INDEMNIFICATION....................................................31

  6.1     Indemnification by Tollgate........................................31

  6.2     Indemnification by Century.........................................32

  6.3     Notice of Claim;
          Right to Participate in and Defend Third Party Claim...............32

Article 7 TERMINATION........................................................33

  7.1     Termination........................................................33

  7.2     Effect of Termination..............................................34

Article 8 MISCELLANEOUS......................................................34

  8.1     Modifications; Waiver..............................................34

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  8.2     Notices............................................................35

  8.3     Counterparts.......................................................36

  8.4     Expenses...........................................................36

  8.5     Binding Effect; Assignment.........................................36

  8.6     Governing Law......................................................36

  8.7     Entire and Sole Agreement..........................................36

  8.8     Third Parties......................................................36

  8.9     Certain Definitions................................................36

  8.10    Remedies Not Exclusive.............................................37

  8.11    Gender and Number..................................................37

  8.12    Invalid Provisions.................................................37

  8.13    Construction.......................................................37

  8.14    Headings...........................................................37

                         LIST OF EXHIBITS AND SCHEDULES

Exhibits
--------

Exhibit A                Limited Liability Company Agreement
Exhibit B                Century Casino Services Agreement
Exhibit C                Holland & Hart Opinion









Schedules
---------

Real Estate and Leases
Assumed Contracts
Intellectual Property
Liens
Fixed Assets
Financial Statements
Liabilities
Contracts
Litigation
Changes in Circumstances
Taxes
Insurance
Assignments and Consents
Permits
Insider Debt
Franchises

                             CONTRIBUTION AGREEMENT

     This Contribution Agreement (the "Agreement") is entered into among Century Casinos Tollgate Inc., a Delaware corporation ("Century"); Central City Venture, LLC, a Colorado limited liability company ("Tollgate"); Tollgate Venture, LLC, a Colorado limited liability company ("TV"); KJE Investments, LLC ("KJE"); and CC Tollgate LLC, a Delaware limited liability company, the sole members of which are Century and Tollgate (the "LLC).


                                    RECITALS

     A. Century is engaged in the ownership, management and operation of casinos worldwide.

     B. Tollgate owns and leases certain assets and properties, real and personal, tangible and intangible, which are located in Central City, Colorado and described in more detail in Section 1.1 (the "Property").

     C. Century and Tollgate have formed the LLC in order to develop, own and operate a casino on the Property (the "Casino").

     D. In accordance with Section 3.2 of the Limited Liability Company Agreement of the LLC (the "Operating Agreement"), the form of which is attached as Exhibit A, as its initial Capital Contribution (as defined in Article I of the Operating Agreement), Tollgate desires to contribute the Property and other assets to the LLC, and the LLC will assume certain of the liabilities and obligations of Tollgate relating to the Property and other contributed assets (and none others), on the terms and conditions set forth in this Agreement and the Operating Agreement, in exchange for which initial Capital Contribution, Tollgate will become a Member (as defined in Article I of the Operating Agreement) of the LLC and will receive 3,500 Units (as defined in Article I of the Operating Agreement) of the LLC.

     E. On the Contribution Date (as hereinafter defined), John Zimpel, Elizabeth J. Zimpel and John Clemenson will be released as guarantors of certain specified indebtedness and other obligations of Tollgate, TV and KJE.

     F. In accordance with Section 3.1 of the Operating Agreement, as its initial Capital Contribution, Century desires to contribute cash in the amount of $3,500,000 to the LLC on the terms and conditions set forth in this Agreement and the Operating Agreement in exchange for which initial Capital Contribution, Century will become a Member of the LLC and will receive 6,500 Units of the LLC.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and of the mutual representations, warranties, covenants, agreements, terms and conditions set forth below, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    Article 1
                CONTRIBUTIONS OF TOLLGATE AND CENTURY TO THE LLC

     1.1 Tollgate Contribution. On the terms and subject to the conditions contained herein, Tollgate hereby sells, assigns, conveys, transfers and delivers to the LLC, as its initial Capital Contribution, at the Closing (as hereinafter defined) and on the Contribution Date, free and clear of all title defects, objections, liens, pledges, claims, prior assignments, conditional sales contracts, rights of first refusal, options, charges, security interests, mortgages and other liens of any nature whatsoever (collectively, "Liens") other than Permitted Liens (as hereinafter defined), all of Tollgate's right, title and interest in, to and under all of the assets, properties, rights and interests owned, used, occupied or held by or for the benefit of Tollgate in the Property as the same exists as of the Contribution Date and the other assets described in this Section 1.1 (collectively, the "Tollgate Contributed Assets"). The Tollgate Contributed Assets, without limitation, include the following as they exist on the Contribution Date:

     (a) Fee Property. All real property rights and interests of any kind whatsoever owned by Tollgate, including the rights and interests identified under the heading "Fee Property" on the Schedule entitled "Real Estate and Leases" attached hereto, which consist of: (i) the land more particularly described under such heading, which descriptions are incorporated herein by reference, (ii) all buildings, structures, and leasehold improvements located thereon and all easements, rights-of-way and appurtenances relating thereto, and
(iii) all fixtures, machinery, apparatus or equipment affixed to said premises, including, without limitation, all of the electrical, heating, ventilation, plumbing, air conditioning, air compression, electrical wiring, water and sewage systems and all other systems located on said premises, and all other structures, fences and improvements (collectively, the "Fee Property").

     (b) Leased Property. All rights and interests under the lease agreements (the "Lease Agreements") more particularly described under the heading "Leased Property" on the Schedule entitled "Real Estate and Leases" attached hereto, which descriptions are incorporated herein by reference (the premises subject to the Lease Agreements being hereinafter collectively referred to as the "Leased Property" and together with the Fee Property, the "Real Property").

     (c) Machinery, Equipment and Supplies. All tangible personal property, equipment, machinery, tools, supplies, furniture, leasehold improvements, non-inventoried stores and supplies, including but not limited to, leases and subleases of personal property or equipment, and all maintenance and other operating supplies (whether inventoried or not) and other miscellaneous tangible personal property of Tollgate used in or useful to the Tollgate Contributed Assets, whether or not located at or on the Real Property at the Contribution Date (collectively, the "Machinery and Equipment").

     (d) Contracts and Franchise Agreements. All rights, benefits and interests of Tollgate in, to and under the contracts, licenses, leases, purchase orders, commitments, undertakings and other agreements or arrangements, whether written or oral, of Tollgate set forth in the Schedule entitled "Assumed Contracts" attached hereto (the "Assumed Contracts"), including, without limitation, all franchise agreements, limited partnership agreements, development agreements and other material agreements to which Tollgate is a party and which

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

relate to the Tollgate Contributed Assets set forth in the Schedule entitled "Assumed Contracts" attached hereto (collectively, the "Franchise Agreements").

     (e) Intellectual Property Rights. All inventions, discoveries, trademarks, patents, patent disclosures, trade dress, trade names, service marks, logos and designs, copyrights, mask words, know-how, intellectual property, software, shop rights, licenses, developments, research data, designs, technology, discoveries, trade secrets (technical and non-technical), test procedures, processes, data and documentation (including electronic media), formulas and other confidential information, intellectual and similar intangible property rights, whether or not patentable (or otherwise subject to legally enforceable restrictions or protections against unauthorized third party usage), and any and all applications for, and extensions, divisions and reissuances of, any of the foregoing, and rights therein and the goodwill associated therewith, including, without limitation, the intellectual and intangible property rights described on the Schedule entitled "Intellectual Property" attached hereto (collectively, the "Intellectual Property").

     (f) Business Records. All books and records, including, without limitation, all files, invoices, forms, accounts, correspondence, production records, technical, accounting, manufacturing and procedural manuals, employment records, studies, reports or summaries relating to any Environmental Requirements (as hereinafter defined), and other books and records relating to the Tollgate Contributed Assets or other assets or properties and any confidential information which has been reduced to writing or other tangible medium (collectively, the "Business Records").

     (g) Permits. All licenses, permits, certificates, registrations, authorizations, approvals, variances, waivers or consents (collectively, the "Permits"), to the extent transferable, issued by any foreign, United States, state or local governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality (collectively, "Governmental Authorities").

     (h) Prepaids. All prepaid expenses, advance payments, deposits, surety accounts and other similar assets, including, without limitation, prepaid deposits with suppliers and utilities other than the earnest money deposit on the Real Estate Contract dated May 29, 2003 between KJE and Gilpin Industrial LLC, as amended (the "Gym Contract") (collectively, the "Prepaids").

     (i) Insurance. All rights, claims and benefits of Tollgate in, to and under all insurance policies maintained by Tollgate and proceeds of such insurance policies.

     (j) Causes of Action. Any and all causes of action or claims of Tollgate against any third party that arose or will arise in connection with the Tollgate Contributed Assets prior to the Contribution Date.

     (k) Miscellaneous. All other assets, properties, rights and interests of Tollgate, of every kind, nature and description, whether tangible or intangible, real, personal or mixed, and wherever situated, all of which are to be transferred, conveyed, assigned and delivered to the LLC at the Closing pursuant to this Agreement, including without limitation all of the assets listed as such on the Financial Statements (as hereinafter defined).

     1.2 Tollgate Retained Assets. Anything in Section 1.1 to the contrary notwithstanding, the following assets (collectively, the "Tollgate Retained Assets") shall be retained by Tollgate, and the LLC shall in no way be construed to have purchased or acquired (or to be obligated to purchase or to acquire) any interest whatsoever in any of the following:

     (a) Tollgate LLC Records. Tollgate's minute books and limited liability organizational documents.

     (b) Transaction Documents. The rights of Tollgate under the Transaction Documents (as hereinafter defined).

     1.3 Assumption of Tollgate Liabilities. On the terms and subject to the conditions set forth in this Agreement, the LLC will assume, at and as of the Contribution Date, and will thereafter pay, perform and discharge as and when due the following, and only the following, liabilities and obligations of Tollgate (collectively, the "Tollgate Contributed Liabilities"):

     (a) Balance Sheet. All liabilities and obligations of Tollgate as set forth on the Initial Balance Sheet (as hereinafter defined), less payments thereon or discharges thereof prior to the Contribution Date.

     (b) Contracts. All liabilities and obligations of Tollgate arising under the terms of the "Assumed Contracts" but only to the extent such liabilities and obligations arise or accrue after the Contribution Date in the ordinary and normal course and consistent with past practice and the representations, warranties, covenants, obligations and agreements set forth in this Agreement; provided, however, that the LLC will not assume or be responsible for any such liabilities or obligations which arise from breaches thereof or defaults thereunder by Tollgate, all of which liabilities and obligations shall constitute Tollgate Retained Liabilities (as hereinafter defined).

     (c) Loans. All liabilities and obligations of Tollgate under loans that total $2,550,000 as of the date of this Agreement.

     1.4 Tollgate Retained Liabilities. Except as provided in Section 1.3, Tollgate shall retain, and the LLC shall not assume, or be responsible or liable with respect to, any liabilities or obligations of, Tollgate, or otherwise relating to the Tollgate Contributed Assets or any present or former owner or operator thereof, whether or not of, associated with, or arising from, any of the Tollgate Contributed Assets, and whether fixed, contingent or otherwise, known or unknown (collectively, the "Tollgate Retained Liabilities"), including, without limitation, the following:

     (a) Pre-Closing. All liabilities and obligations relating to, based in whole or in part on events or conditions occurring or existing in connection with, or arising out of, the Tollgate Contributed Assets prior to the Contribution Date, or the ownership, possession, use, operation or sale or other disposition prior to the Contribution Date of the Tollgate Contributed

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

Assets (or any other assets, properties, rights or interests associated, at any time prior to the Contribution Date, with the Tollgate Contributed Assets);

     (b) Liabilities Relating to the Sale of Tollgate Contributed Assets. Except for the liability to Innovation Capital, all liabilities and obligations of Tollgate or any of its Affiliates (as hereinafter defined), or their respective members, partners, directors, officers, shareholders or agents, arising out of, or relating to, this Agreement or the Operating Agreement or the transactions contemplated thereby whether incurred prior to, at, or subsequent to the Contribution Date, including, without limitation, all finder's or broker's fees and expenses, and any and all fees and expenses of any attorneys, accountants or other professionals retained by or on behalf of Tollgate or any of its Affiliates;

     (c) Employee-Related Liabilities. All liabilities and obligations to any Persons at any time employed by Tollgate or its Affiliates or their respective predecessors-in-interest with respect to the Tollgate Contributed Assets, the business of Tollgate or otherwise, at any time or to any such Person's spouses, children, other dependents or beneficiaries, with respect to incidents, events, exposures or circumstances occurring at any time during the period or periods of any such Persons' employment by Tollgate or its Affiliates or their respective predecessors-in-interest, whenever such claims mature or are asserted, including, without limitation, all liabilities and obligations arising (i) under any employee plans, (ii) under any employment, wage and hour restriction, equal opportunity, discrimination, plant closing or immigration and naturalization laws, (iii) under any collective bargaining Laws (as hereinafter defined), agreements or arrangements, or (iv) in connection with any workers' compensation or any other employee health, accident, disability or safety claims;

     (d) Litigation. All liabilities and obligations relating to any litigation, action, suit, claim (including a citation or directive), investigation or proceeding ("Claim") pending on the date hereof, or constituted hereafter, based in whole or in part on events or conditions occurring or existing in connection with, or arising out of, or otherwise relating to, the Tollgate Contributed Assets or any business operated by Tollgate or any of its Affiliates (or any of their respective predecessors-in-interest), or the ownership, possession, use, operation, sale or other disposition prior to the Contribution Date of any of the Tollgate Contributed Assets (or any other assets, properties, rights or interests associated, at any time prior to the Contribution Date, with the Tollgate Contributed Assets);

     (e) Taxes. All liabilities and obligations of Tollgate or any of its Affiliates (or any of their respective predecessors-in-interest) for any Taxes (as hereinafter defined) due or becoming due by reason of (i) the conduct of any business by Tollgate or any of its Affiliates, or (ii) the ownership, possession, use, operation, purchase, acquisition, sale or disposition, of any of the Tollgate Contributed Assets, including, without limitation, (1) Taxes attributable to the sale of inventory and employee withholding tax obligations;
(2) Taxes imposed on, or accruing as a result of the purchase and sale of the Tollgate Contributed Assets; and (3) Taxes attributable to, or resulting from, recapture of depreciation, other tax benefit items, or otherwise arising from the transactions contemplated by this Agreement;

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


     (f) Breach of Transaction Documents. All liabilities and obligations, known or unknown, fixed, contingent or otherwise, the existence of which is a breach of, or inconsistent with, any representation, warranty, covenant, obligation or agreement of Tollgate set forth in the Transaction Documents;

     (g) Liabilities Relating to Tollgate Retained Assets. All liabilities and obligations relating to, based in whole or in part on events or conditions occurring or existing in connection with, or arising out of, any and all assets, properties, rights and interests which are not being acquired by the LLC hereunder, including, without limitation, the Tollgate Retained Assets;

     (h) Post-Contribution Date. All liabilities and obligations incurred by Tollgate or its Affiliates or their respective members, partners, directors, officers, shareholders, agents or employees after the Contribution Date.

     1.5 Title to the Tollgate Contributed Assets; Documents of Conveyance. At Closing, Tollgate shall convey all of its right, title and interest in and to the Tollgate Contributed Assets to the LLC free and clear of all obligations, liabilities and Liens, excepting only the Tollgate Contributed Liabilities and Permitted Liens. Title to the Tollgate Contributed Assets other than the Real Property shall be conveyed pursuant to a General Assignment, Bill of Sale and Assumption Agreement ("Assignment Agreement") in form and substance satisfactory to Century, and by such other documents as are reasonably acceptable to counsel for Century in accordance with the terms hereof. Each of the parties hereto agrees to use its best efforts to take or cause to be taken all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable, whether before or after Closing, to ensure that transfer of title to the Tollgate Contributed Assets to the LLC occurs as contemplated hereunder.

     1.6 Century Contribution. On the terms and subject to the conditions contained herein, Century hereby agrees to contribute to the LLC, as its Capital Contribution, $3,500,000 on the Contribution Date (the "Century Contribution").

     1.7 Issuance of Units; Payments to Tollgate and Others.
     -------------------------------------------------------

     (a) In exchange for the Century Contribution, on the Contribution Date, the LLC shall issue to Century 6,500 Units.

     (b) In exchange for the Tollgate Contributed Assets, on the Contribution Date, the LLC shall issue to Tollgate 3,500 Units.

     (c) As additional consideration for the Tollgate Contributed Assets, on Commencement of Construction (as defined in the Operating Agreement), the LLC shall pay Tollgate $1.0 million in cash, subject to offset pursuant to Section 6.3(e).

     (d) As additional consideration for the Tollgate Contributed Assets, on the Contribution Date the LLC shall issue to Tollgate a promissory note in form and substance satisfactory to Century and Tollgate.

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

     (e) As additional consideration for the Tollgate Contributed Assets, the LLC shall pay on the Contribution Date transaction fees payable in an amount not to exceed $350,000 to Innovation Capital.

     (f) On the Contribution Date, John Zimpel, Elizabeth J. Zimpel and John Clemenson will be released as guarantors of certain specified indebtedness and other obligations of Tollgate and KJE.

     (g) As additional consideration for the Tollgate Contributed Assets, the LLC shall pay Tollgate on the first anniversary of the date of opening of the Casino the earnest money Tollgate or KJE has paid towards the Gym Contract.

     1.8 Closing. The closing of the transactions contemplated hereby (the "Closing") shall occur at the offices of Faegre & Benson LLP, 1700 Lincoln Street, Suite 3200, Denver, Colorado 80203 as soon as practicable after the conditions to Closing set forth in Article 5 have been satisfied or waived. The actual date of Closing is referred to herein as the "Contribution Date."

                                    Article 2
                         REPRESENTATIONS AND WARRANTIES

     2.1 Representations and Warranties of Tollgate, TV and KJE. Tollgate, TV and KJE jointly and severally represent and warrant to Century and the LLC as follows. References in this section to "Tollgate" shall refer to each of Tollgate, TV and KJE.

     (a) Organization and Standing; Power and Authority. Tollgate is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado, and has full power and authority to own or lease the Tollgate Contributed Assets and to enter into and perform this Agreement and the Operating Agreement and the transactions and other agreements and instruments contemplated by such Agreements. Tollgate has no subsidiary entities, and Tollgate and its Affiliates own no interest, direct or indirect, in any other business enterprise, firm or corporation that would compete in any way with the Casino. Tollgate is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or lease of the Tollgate Contributed Assets requires such qualification. This Agreement and the Operating Agreement and all other agreements and instruments executed and delivered or to be executed and delivered by Tollgate, in connection herewith (collectively, the "Transaction Documents") have been, or upon execution thereof will be, duly executed and delivered by Tollgate. The Transaction Documents and the transactions contemplated thereby have been duly approved by the members of Tollgate, enforceable in accordance with their respective terms.

     (b) Conflicts; Defaults. Neither the execution and delivery of the Transaction Documents nor the performance by Tollgate of the transactions contemplated thereby will (i) violate, conflict with, or constitute a default under, any of the terms of Tollgate's Articles of Organization or Operating Agreement any provisions of, or result in the acceleration of any obligation under, any contract, sales commitment, license, purchase order, security agreement,


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

mortgage, note, deed, lien, lease, agreement or instrument, including, without limitation, the Assumed Contracts, or any order, judgment or decree, relating to the Tollgate Contributed Assets, or by which Tollgate or the Tollgate Contributed Assets are bound, (ii) result in the creation or imposition of any Liens or Claims in favor of any third Person upon any of the Tollgate Contributed Assets, (iii) violate any Law, (iv) constitute an event which, after notice or lapse or time or both, would result in such violation, conflict, default, acceleration, or creation or imposition of Liens or Claims, (v) constitute an event which, after notice of lapse of time or otherwise would create, or cause to be exercisable or enforceable, any option, agreement or right of any kind to purchase any of the Tollgate Contributed Assets. Except as set forth on the Schedule entitled "Assignments and Consents," no consent, novation, approval, authorization, requirement (including filing and registration requirements), waiver or agreement (collectively, "Consents") will be required to be obtained or satisfied for the continued performance by the LLC following the Closing of any contract, agreement, commitment or undertaking included in the Tollgate Contributed Assets. Tollgate is not in violation of or in default under its Articles of Organization or Operating Agreement, or any provision of any contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement or instrument, including without limitation, the Assumed Contracts, or any order, judgment or decree, relating to the Tollgate Contributed Assets, or by which Tollgate or the Tollgate Contributed Assets is bound, or in the payment of any of Tollgate's monetary obligations or debts relating to the Tollgate Contributed Assets, and there exists no condition or event which, after notice or lapse of time or both, would result in any such violation or default.

     (c) Tollgate Contributed Assets; Title to the Tollgate Contributed Assets. Except for the Tollgate Retained Assets, the Tollgate Contributed Assets are the only assets, properties, rights and interests owned or used by Tollgate. To the best of Tollgate's knowledge, none of the Tollgate Contributed Assets have any defects that would have a Material Adverse Effect (as defined herein). Tollgate has good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to use and transfer to the LLC, each of the Tollgate Contributed Assets, including, without limitation, all equipment, whether located at the Property or elsewhere, and the Tollgate Contributed Assets are free and clear of all Liens and Claims of any kind or nature whatsoever, except for Permitted Liens. Except for consents and approvals set forth on the Schedule entitled "Assignments and Consents," the consummation of the transactions contemplated by the Transaction Documents (including, without limitation, the transfer and assignment of the Tollgate Contributed Assets, and all rights and interests therein, to the LLC as contemplated herein) will not adversely affect such title or rights, or any terms of the applicable agreements (whether written or oral) evidencing, creating or granting such title or rights. None of the Tollgate Contributed Assets are subject to, or held under, any Lien (other than Permitted Liens), or are other than in the sole possession and under the sole control of Tollgate. Tollgate has the right under valid and existing leases to occupy, use or control all properties and assets leased by it and included in the Tollgate Contributed Assets. The delivery to the LLC of the instruments of transfer of ownership contemplated by this Agreement will vest good, marketable and exclusive title (as to all Tollgate Contributed Assets owned by Tollgate) or full right to possess and use (as to all Tollgate Contributed Assets not owned by Tollgate) the Tollgate Contributed Assets in the LLC, free and clear of all Liens and Claims of any kind or nature whatsoever, except for (i) current real estate Taxes or governmental charges or levies which are a Lien but not yet due and payable, (ii) Liens disclosed on the Schedule entitled

"Liens" attached hereto, and (iii) minor imperfections of title, if any, none of which are substantial in amount, or materially detract from the value or impair the use of the Property and which have arisen only in the ordinary and normal course of business consistent with past practice (the Liens described in clauses
(i), (ii) and (iii) being collectively referred to herein as "Permitted Liens"). The Schedule entitled "Fixed Assets" attached hereto contains true, correct and complete lists of all fixed assets used in connection with the Property as of the dates specified therein.

     (d) Real Property. The Schedule entitled "Real Estate and Leases" attached hereto contains a true, correct and complete list of all instruments and agreements creating any interest or right in Real Property. True, correct and complete copies of the instruments and agreements identified in such Schedule have been delivered to Century and the LLC. Each such instrument and agreement is in full force and effect and is a legal, binding, and enforceable obligation of the parties thereto and no event has occurred which constitutes or, with the giving of notice or passage of time, or both, would constitute a default or breach thereunder. Tollgate has the right to quiet enjoyment of all Real Property under any such instruments for the full term of each Lease Agreement and any renewal option related thereto. There has been no disturbance of or challenge to the Tollgate's quiet possession under each Lease Agreement, and no leasehold or other interest of Tollgate in such Real Property is subject to or subordinate to any Liens except Permitted Liens. Neither the whole nor any portion of any Real Property has been condemned, requisitioned or otherwise taken by any Governmental Authority, and, to the best of Tollgate's knowledge, no such condemnation, requisition or taking is threatened or contemplated. Except as expressly set forth in such Schedule, such Real Property is free and clear of Liens and is not subject to any covenants, easements, regulations of record, rights-of-way, building use restrictions, exceptions, variances or limitations which interfere with the use of such Property. Except as set forth on the Schedule entitled "Assignments and Consents," no person has the right to terminate or accelerate performance under or otherwise modify (including upon the giving notice or the passage of time) any of the Lease Agreements, except in accordance with the provisions thereof. The operation of the Real Property in the manner in which they are now and have been operated does not violate any zoning ordinances, municipal regulations, or other Laws, except for any such violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Tollgate Contributed Assets. "Material Adverse Effect" means any adverse change or any event or condition of any character or kind that is likely to result in an adverse change in the Tollgate Contributed Assets, in an amount in excess of $5,000, or effect on the condition (financial or otherwise), results of operations, business, properties, assets, liabilities, operations or prospects, or any adverse change, in an amount in excess of $5,000, in revenues, costs, or relations with employees, agents, customers or suppliers, whether attributable to a single circumstance or event or an aggregation of circumstances or events.

     (e) Contracts. The Schedule entitled "Contracts" attached hereto contains a complete list or description of (i) each license, contract, agreement, commitment and undertaking (whether written or oral) relating to the Tollgate Contributed Assets or to which Tollgate is a party (1) which involves aggregate future payments in excess of $5,000, or which extends for a period of more than six months and cannot be canceled by Tollgate without further payment or penalty, (ii) each loan or credit agreement, security agreement, guaranty, indenture, mortgage, pledge or other agreement or instrument evidencing indebtedness of Tollgate or to which

Tollgate is a party, (iii) any conditional sale or other title retention agreement, equipment obligation, or lease purchase agreement involving (in the aggregate) amounts in excess of $5,000 relating to Tollgate, or to which
Tollgate is a party, (iv) any power of attorney given by Tollgate to any individual, limited liability company, corporation, partnership, limited liability partnership, joint venture, association, joint stock company, trust, unincorporated organization or Governmental Authority (collectively, "Person") or otherwise relating to the Tollgate Contributed Assets, (v) any non-competition, restrictive covenant or other similar agreement applicable to
Tollgate  or its  Affiliates,  (vi)  each  contract,  agreement,  commitment  or undertaking presently in effect, whether or not fully performed, between Tollgate and any current or former officer, director, consultant or other employee (or group thereof) retained or employed in connection with the Tollgate Contributed Assets, or any current or former member, partner or shareholder (or group of members, partners or shareholders) of Tollgate, (vii) the Franchise Agreements and (viii) any other contract, agreement, commitment or undertaking which is material to the condition (financial or otherwise), results of operations, business, properties, assets, liabilities, operations or prospects of Tollgate (the items described in clauses (i) through (viii) being herein collectively referred to as the "Contracts"). Tollgate has performed all obligations required to be performed by it to date under the Contracts, and neither Tollgate nor any other party to any Contract has breached or improperly terminated any Contract or is in default under any Contract by which it is bound, and there exists no condition or event which after notice or lapse of time or both, would constitute any such breach, termination or default. Each of the Contracts is in full force and effect, and is a legal, binding and enforceable obligation of or against the parties thereto. Except as set forth on the Schedule entitled "Contracts," Tollgate does not have outstanding Contracts, including Contracts with members, partners, officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers, that are not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium. Tollgate enjoys good working relationships under all of its Contracts, and the consummation of the transactions contemplated hereby will not materially affect any such Contracts.

     (f) Financial Statements. Tollgate has heretofore delivered to Century and the LLC the following financial statements (collectively, together with the notes thereto, the "Financial Statements"):

          (i) the unaudited Balance Sheet of Tollgate (the "Initial Balance Sheet") as of September 30, 2004 (the "Initial Balance Sheet Date;

          (ii) the income statement of Tollgate for the nine months ended September 30, 2004.

     Each of the Financial Statements is true, complete and correct in all material respects, was prepared from the books and records kept by Tollgate, and fairly presents the financial position of Tollgate as of such dates, and the related internal accounting practices and policies of Tollgate disclosed on the Schedule entitled "Financial Statements" or in the notes to the Financial Statements (the "Accounting Practices"). Except as set forth in the Schedules delivered pursuant to this Agreement or the Financial Statements, since the Initial Balance Sheet Date, there has been no Material Adverse Effect. The Initial Balance Sheet reflects all properties and assets, real, personal or mixed, which are currently used by Tollgate, except for other properties and assets (other than capital assets) not in excess of $5,000 (in the aggregate) purchased or sold since the Initial Balance Sheet Date consistent with past practice and in the ordinary and normal course of business, and (B) capital assets purchased since the Initial Balance Sheet Date in an amount not in excess of $5,000 (in the aggregate), and (C) purchase commitments disclosed on the Schedule entitled "Liabilities" attached hereto.

     Such Financial Statements do not contain any items of special or non-recurring income or any other income not earned in the ordinary course of business except as expressly specified therein, and such Financial Statements include all adjustments (including all normal recurring accruals for unusual or non-recurring items) considered necessary for a fair presentation, and no adjustments or restatements are or will be necessary in respect of any items of an unusual or non-recurring nature, except as expressly specified therein. There has been no change in Tollgate's method of accounting or keeping of its books of account or accounting practices for the three-year period ended on the Contribution Date.

     (g) Liabilities. Tollgate has no liabilities or obligations of any nature whatsoever, whether absolute, accrued, contingent or otherwise, related to or connected with the Tollgate Contributed Assets, and whether known or unknown, including, without limitation, liabilities for Taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable conditions or occurrences, or from writedowns or write-offs of assets, except for those (i) reflected or reserved on the Initial Balance Sheet and notes thereto, or (ii) incurred or accrued since the Initial Balance Sheet Date in the ordinary and normal course of Tollgate's business in transactions in amounts that do not exceed $5,000 in the aggregate and which transactions are consistent with the representations, warranties, covenants, obligations and agreements contained in this Agreement, and (iii) set forth on the Schedule entitled "Liabilities" attached hereto, and there exists no event or circumstance which, after notice or lapse of time or both, might create any other obligations or liabilities of Tollgate.

     (h) Litigation. Except as set forth on the Schedule entitled "Litigation," Tollgate is not subject to any order of, or written agreement or memorandum or understanding with, any Governmental Authority, and there exists no Claim pending, or, to the best of Tollgate's knowledge, any Claim threatened against or affecting Tollgate or the Tollgate Contributed Assets, or any employee associated with the Tollgate Contributed Assets, or which would affect the transactions contemplated by the Transaction Documents, at law or in equity or before any Governmental Authority, including, without limitation, Claims for product warranty, product liability, anti-trust, unfair competition, price discrimination or other liability or obligation relating to products, whether manufactured or sold by Tollgate, any of its Affiliates or any of their respective predecessors-in-interest in respect of the Tollgate Contributed Assets, or which would adversely affect the transactions contemplated by the Transaction Documents, and no one has grounds to assert any such Claim. Set forth on the Schedule entitled "Litigation" is a description of (i) all Claims asserted, brought or threatened against Tollgate or its Affiliates or predecessors-in-interest in respect of the Tollgate Contributed Assets during the five-year period preceding the date hereof, together with a description of the outcome or present status thereof, and (ii) all judgments, orders, decrees, writs or injunctions entered into by or against Tollgate.

     (i) Intellectual Property. The Schedule entitled "Intellectual Property" attached hereto sets forth a complete and correct list (with an indication of the record owner and identifying number) of all patents, trademarks, service marks, trade names (the "Contributed Names") and copyrights which are or have been used in the conduct of, or which relate to, the Tollgate Contributed Assets or which are owned by Tollgate. True, correct and complete copies of such patents, trademarks, service marks, trade names and copyrights (and all applications for, or extensions or reissuances of, any of the foregoing) identified on such Schedule have been delivered to Century and the LLC. Tollgate is the sole owner and has the exclusive right to use, free and clear of any payment or Lien, all such patents, trademarks, service marks, trade names and copyrights. No patents, trademarks, service marks, trade names and copyrights (or applications for, or extensions or reissuances of any of the foregoing) which are or have been used in the conduct of, or which relate to, the Tollgate Contributed Assets are owned otherwise than by Tollgate. There is no claim or demand of any Person pertaining to, or any proceedings which are pending or, to the best of Tollgate's knowledge, threatened, which challenge (i) the exclusive rights of Tollgate in respect of any patents, trademarks, service marks, trade names or copyrights (or applications for, or extensions or reissuances of, any of the foregoing) which are or have been used in the conduct of, or which relate to, the Tollgate Contributed Assets or which are owned by Tollgate, or (ii) the rights of Tollgate in respect of any other Intellectual Property. No Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any Governmental Authority or any contract, agreement, commitment or undertaking with any Person, or infringes or, to the best of Tollgate's knowledge, is being infringed by others or is used by others (whether or not such use constitutes infringement). To the best of Tollgate's knowledge, Tollgate does not employ any Person in a manner that violates any non-competition or non-disclosure agreement that such Person entered into in connection with any former employment. All patents, trademarks, service marks, trade names or copyrights (or applications for, or extensions or reissuances of, any of the foregoing) or other Intellectual Property, or rights thereto, owned or held, directly or indirectly by any officer, director, shareholder, employee or any Affiliate of Tollgate that related to the Tollgate Contributed Assets have been, or prior to the Contribution Date will have been, duly and effectively transferred to Tollgate. Set forth on the Schedule entitled "Intellectual Property" is a description of all Claims asserted, brought or threatened against the Tollgate within the five years preceding the date hereof, together with a description of the outcome or present status thereof, relating to any Intellectual Property.

     (j) [INTENTIONALLY OMITTED]

     (k) Changes in Circumstances. Except as disclosed in the Schedule entitled "Changes in Circumstances," since the Initial Balance Sheet Date, Tollgate has not (i) sold, transferred or otherwise disposed of any properties or assets outside the ordinary and normal course of business or for less than fair market value; (ii) mortgaged, pledged or subjected to any Lien, any of the Tollgate Contributed Assets; (iii) acquired any property or assets outside the ordinary and normal course of business or for more than fair market value; (iv) sustained any damage, loss or destruction of or to the Tollgate Contributed Assets (whether or not covered by insurance); (v) entered into any transaction other than in the ordinary and normal course; (vi) made any borrowing, whether or not in the ordinary and normal course of business, issued any commercial paper or refinanced any existing borrowings; (vii) paid any obligation or liability (fixed or contingent), other than in the ordinary and normal course of business, discharged or satisfied any Lien, or settled any claim, liability or suit pending or threatened; (viii) entered into any licenses or leases; (ix) made any loans or gifts; (x) modified, amended, canceled or terminated any contracts or commitments under circumstances which would materially and adversely affect the condition (financial or otherwise), results of operations, business, properties, assets, liabilities or prospects of Tollgate; (xi) declared or paid, or become obligated to declare or pay, any dividend or disbursed or become obligated to disburse cash except in the ordinary and normal course; (xii) made capital expenditures or commitments in excess of an aggregate of $5,000 for additions to property, plant or equipment; (xiii) written down the value of any Inventory or written off as uncollectible any notes or Receivables or any portion thereof; (xiv) canceled any other debts or claims or waived any rights of substantial value; (xv) made any material change in any method of accounting or accounting practice; (xvi) paid, accrued or incurred any management or similar fees to any Related Party (as hereinafter defined) or made any other payment or incurred any other liability to a Related Party or paid any amounts to or in respect of, or sold or transferred any assets to, any company or other entity, a substantial portion of the equity ownership interest of which is owned by Tollgate or a Related Party individually or as a group; (xvii) taken or omitted to take any action which would cause to be breached, or might result in a breach of, any of the representations, warranties, covenants, obligations and agreements of Tollgate contained herein if the same were made anew immediately after such act or omission; (xviii) suffered any Material Adverse Effect; or (xix) agreed to, or obligated itself to, do anything identified in
(i) through (xviii) above. For purposes of this Agreement, a "Related Party" is any trust, corporation or any entity in which Tollgate or any of their Affiliates has a material interest.

     (l) Taxes.

          (i) Except as set forth on the Schedule entitled "Taxes," Tollgate (A) has filed (or has had filed on its behalf) on a timely basis all Tax returns required by applicable law to be filed by it on or before the Closing Date and such Tax returns are true, correct and complete in all material respects, and (B) has paid all Taxes due as a result of its activities or has made adequate provision for such Taxes such that the reserves for current Taxes (excluding reserves for deferred Taxes) in respect of the period ended on and including the Contribution Date or to any years and periods prior thereto will not be less than the reasonably estimated Tax liabilities accruing or payable by Tollgate in respect of such periods.

          (ii) Except as set forth on the Schedule entitled "Taxes," there are no ongoing audits or examinations of any of the Tax returns of Tollgate and Tollgate has not been notified, formally or informally, by any taxing authority that any such audit is contemplated or pending and no facts exist which would constitute grounds for the assessment of any additional Taxes by any taxing authority with respect to the taxable years covered in such returns and filings. No issues have been raised in any examination by any taxing authority with respect to the operations of Tollgate which, by application of similar principles, reasonably could be expected to result in a proposed adjustment to the liability for Taxes for any other period not so examined.

          (iii) Except as set forth on the Schedule entitled "Taxes," there are no claims, investigations, actions or proceedings pending or, to the knowledge of Tollgate, TV and KJE, threatened against Tollgate by any taxing authority for any past due Taxes with respect to which Tollgate would be individually or severally liable. There has been no waiver of any applicable statute of limitations nor any consent for the extension of the time for the assessment of any Tax against Tollgate.

          (iv) Tollgate is not delinquent in the payment of any amount of Taxes and there are no Tax liens upon any property or assets of Tollgate.

          (v) Tollgate is not a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. None of the assets of Tollgate secures any debt the interest on which is tax exempt under
     Section 103 of the Code.

          (vi) Tollgate has not agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

          (vii) No items of income attributable to transactions occurring on or before the close of the last preceding taxable year of Tollgate will be required to be included in taxable income by Tollgate in a subsequent taxable year by reason of Tollgate reporting income on the installment sales method of accounting, the cash method of accounting, the completed contract method of accounting or any other method of accounting.

          (viii) Tollgate is not subject to any liability for Tax of any person, including, without limitation, liability arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law.

          (ix) Tollgate is not and has not been a party to any tax sharing agreement which is binding and in effect on the date hereof.

          (x) No claim has ever been made by any authority in a jurisdiction where Tollgate does not file Tax returns that it is or may be subject to taxation by that jurisdiction.

          (xi) Tollgate has withheld and paid over all Taxes required to have been withheld and paid over and complied with all material information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with material amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

          (xii) For the purposes of this Agreement, "Tax" or "Taxes" means all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

     (m) Insurance. The Schedule entitled "Insurance" contains a list of all insurance policies and all fidelity bonds (specifying the location, insured, insurer, amount of coverage, term, limits of coverage, annual premium, deductible amount or self-insured retention amount, type of insurance and policy number) maintained by Tollgate or applicable to the Tollgate Contributed Assets. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of Closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies (i) are sufficient for compliance with all requirements of Law and of all agreements to which Tollgate is a party; (ii) are valid, outstanding and enforceable policies; (iii) provide adequate insurance coverage for the assets and operations of Tollgate; (iv) will remain in full force and effect through the respective dates set forth in the Schedule entitled "Insurance" without the payment of additional premiums and (v) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by the Transaction Documents. The Schedule entitled "Insurance" identifies all risks which Tollgate has designated as being self insured.

     (n) Approvals. The Schedule entitled "Assignments and Consents" attached hereto sets forth a list of all Consents, which must be obtained or satisfied by Tollgate for the consummation of the transactions contemplated by the Transaction Documents, including, without limitation, all Consents, which must be obtained pursuant to Section 1.3(a). All Consents prescribed by any Law, or any contract, agreement, commitment or undertaking, and which must be obtained or satisfied by Tollgate for the consummation of the transactions contemplated by the Transaction Documents, or for the continued performance by it of its rights and obligations thereunder, have been made, obtained and satisfied.

     (o) Absence of Certain Commercial Practices. Neither Tollgate nor any officer, director, employee or agent of Tollgate (or any Person acting on behalf of any of the foregoing) has given or agreed to give (i) any gift or similar benefit of more than nominal value to any Customer, supplier, Governmental Authority (including any governmental employee or official) or any other Person who is or may be in a position to help, hinder or assist Tollgate or the Person giving such gift or benefit in connection with any actual or proposed transaction relating to Tollgate or the Tollgate Contributed Assets, which gifts or similar benefits would individually or in the aggregate subject Tollgate or any officer, director, employee or agent of Tollgate to any fine, penalty, cost or expense or to any criminal sanctions, (ii) receipts from or payments to any governmental officials or employees, (iii) commercial bribes or kick-backs,

(iv) political contributions, or (v) any receipts or disbursements in connection with any unlawful boycott. No such gift or benefit is required in connection with the ownership or operation of the Tollgate Contributed Assets to avoid any fine, penalty, cost, expense or Material Adverse Effect.

     (p) [INTENTIONALLY OMITTED]

     (q) Books and Records. The books and records of Tollgate maintained in connection with the Tollgate Contributed Assets (including, without limitation, (i) books and records relating to the purchase of materials and supplies, manufacture or processing of products, sales of products, dealings with customers, invoices, customer lists, inventories, supplier lists, personnel records and taxes, and (ii) computer software and data in computer readable and human readable form used to maintain such books and records together with the media on which such software and data are stored and all documentation relating thereto) accurately record all transactions relating to the Tollgate Contributed Assets in all material respects, and have been maintained consistent with good business practice.

     (r) Permits; Compliance with Laws and Other Instruments. The Schedule entitled "Permits" attached hereto contains a true, correct and complete list of all federal, state, county, and local governmental Permits held or applied for by Tollgate which are currently used by Tollgate in connection with the Tollgate Contributed Assets, which have a material effect on the Tollgate Contributed Assets. In connection with the Tollgate Contributed Assets, (i) Tollgate holds and is in compliance with all Permits under the provisions of all Laws, and all such Permits are in full force and effect, (ii) Tollgate has complied, and is in full compliance, with all Laws now applicable to the Tollgate Contributed Assets and all Permits and (iii) Tollgate has not been issued any citations, notices or orders of non-compliance under any Law or Permit within the five years preceding the Contribution Date. There has been no change in the facts or circumstances reported or assumed in the application for or granting of such Permits. No additional Permit is required from any Governmental Authority in connection with the Tollgate Contributed Assets. The ownership and use of the Tollgate Contributed Assets does not conflict with the rights of any other Person or violate or, with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of its Articles of Organization as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, law, ordinance, rule or regulation, or any order, judgment or decree to which Tollgate is a party or by which it may be bound or affected. Tollgate is not aware of any proposed Law, governmental taking, condemnation or other proceeding that would be applicable to the Tollgate Contributed Assets and which might have a Material Adverse Effect either before or after the Contribution Date. No consent, qualification, order, approval or authorization of, or filing with, any Governmental Authority is required in connection with Tollgate's execution, delivery and performance of the Transaction Documents and the consummation of any transaction contemplated hereby.

     (s) Brokers. None of Tollgate or any of their Affiliates has engaged, or caused to be incurred any liability to any finder, broker, or sales agent in connection with the origin, negotiation, execution, delivery, or performance of the Transaction Documents or the transactions contemplated thereby, except Innovation Capital or other brokers described in

Section 1.7(e), which shall be compensated solely pursuant to Section 1.7(e), true and correct agreements with which have been provided to Century and the LLC.

     (t) Interests in Competitors, Suppliers, Customers, Etc. Except as set forth in Schedule 2.1(t), no member, partner, officer, director, employee or Affiliate of Tollgate has any ownership interest in any current or prospective competitor, supplier, or Customer of the LLC or the Casino (other than ownership of securities of a publicly-held corporation of which such person owns, or has real or contingent rights to own, less than one percent of any class of outstanding securities) or any property used in the operation of the business of any competitor, supplier or Customer of the LLC or the Casino.

     (u) Indebtedness To and From Members, Partners, Officers, Directors, Shareholders, and Employees. The Schedule entitled "Insider Debt" sets forth a true, correct and complete list and brief description of the payment terms of all indebtedness of Tollgate to members, partners, officers, directors, shareholders, and employees of Tollgate and all indebtedness of members, partners, officers, directors, shareholders, and employees of Tollgate to Tollgate, excluding indebtedness for travel advances or similar advances for expenses incurred on behalf of and in the ordinary course of Tollgate's business and consistent with its past practices.

     (v) Information Furnished. No representation or warranty made by Tollgate, TV or KJE in the Transaction Documents, no written statement or document furnished by Tollgate, TV or KJE to Century or the LLC in connection with the negotiation of the transactions contemplated by the Transaction Documents, and no exhibit, certificate, schedule, document, list or instrument prepared, made, or delivered, or to be prepared, made, or delivered, by or on behalf of Tollgate, TV or KJE pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein, in the light of the circumstances in which they were or are made, not misleading.

     (w) Gaming Disqualification; Other Regulatory Approvals. None of Tollgate, TV or KJE has knowledge of any facts pertaining to (i) either Tollgate or its Affiliates that could cause Tollgate or any such Affiliate to be a Disqualified Holder as such term is defined in the Operating Agreement, or (ii) the Tollgate Contributed Assets or the transactions contemplated hereby that could cause a Governmental Authority to fail to issue its approval of any of the transactions contemplated hereby.

     (x) Securities Representations.

          (i) Tollgate understands that the Units have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities statutes, in reliance on exemptions from registration under the Securities Act and such statutes, and that, accordingly, the Units may not be resold by Tollgate unless they are registered under the Securities Act and any applicable state securities statutes or are sold in transactions which are exempt from registration under such statutes. Tollgate is aware that there are restrictions on transferability of the Units under the Delaware Limited Liability Company Act and the Operating Agreement.

          (ii) Tollgate is acquiring the Units for investment for Tollgate's own account and without any view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act, and Tollgate has no present intention of selling or otherwise disposing of the Units or any portion thereof.

          (iii) Tollgate agrees not to sell, assign, transfer or otherwise dispose of the Units unless (a) a registration statement relating thereto has been duly filed and become effective under the Securities Act, and any applicable state securities statute, or unless in the opinion of counsel satisfactory to the LLC no such registration is required under the circumstances and (b) such sale, assignment, transfer or disposition complies with the provisions of the Delaware Limited Liability Company Act and the Operating Agreement. Tollgate also consents to the inscription on the certificate or certificates representing the Units of a legend in substantially the following form reciting the above restrictions on the transferability of the Units:

               "THE LIMITED LIABILITY COMPANY MEMBERSHIP UNITS EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED UNLESS THERE IS AN EFFECTIVE REGISTRATION UNDER SUCH ACT AND SUCH LAWS COVERING SUCH MEMBERSHIP UNITS OR THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY STATING, OR OTHERWISE SATISFIES ITSELF, THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION MAY BE LAWFULLY MADE WITHOUT REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

               THE MEMBERSHIP UNITS EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED WITHOUT COMPLYING WITH THE PROVISIONS OF THE DELAWARE LIMITED LIABILITY COMPANY ACT AND THE LIMITED LIABILITY COMPANY AGREEMENT AMONG THE COMPANY AND ITS MEMBERS AS CURRENTLY IN EFFECT OR AS HEREAFTER AMENDED."

          (iv) Tollgate is an "Accredited Investor" as defined in Rule 501(a) of Regulation D under the Securities Act.

          (v) Tollgate has had access to information regarding the LLC and the transaction contemplated hereby, and has consulted with outside advisers as Tollgate has deemed necessary or appropriate. Tollgate has had an opportunity to ask questions and receive information regarding the LLC and the transactions contemplated hereby, and all of Tollgate's inquiries have been answered and all of Tollgate's requests for information have been satisfied.

          (vi) Tollgate's principal state of business and state of organization is the State of Colorado and the State of Colorado is the only jurisdiction in which an offer to sell the Units was made to Tollgate or in which Tollgate agreed to purchase the Units.

     (y) Legal Counsel. Tollgate acknowledges, warrants and represents that Faegre & Benson LLP ("Faegre & Benson"), which prepared the documents forming the LLC, is legal counsel to the LLC and to Century, that Faegre & Benson does not represent Tollgate or Tollgate's interests in the LLC, and that Tollgate has had the timely opportunity to have Tollgate's own legal counsel and other advisors advise Tollgate as to the appropriateness of Tollgate's investment in the LLC.

     2.2 Representations and Warranties of Century. Century represents and warrants to Tollgate, TV and KJE as follows:

     (a) Organization and Standing; Power and Authority. Century is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to enter into and perform this Agreement and the Operating Agreement and the transactions and other agreements and instruments contemplated by such Agreements. The Transaction Documents executed and delivered or to be executed and delivered by Century in connection herewith have been authorized by Century and have been, or upon execution thereof will be, duly executed and delivered by Century and constitute the valid and binding obligations of Century, enforceable in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting auditors' rights generally and by general principles of equity.

     (b) Conflicts; Defaults. Neither the execution and delivery of the Transaction Documents executed or to be executed in connection herewith by Century, nor the performance by Century of the transactions contemplated thereby, will violate, conflict with, or constitute a default under, any of the terms of Century's Certificate of Incorporation or Bylaws.

     (c) Litigation. Century is not subject to any order of, or written agreement or memorandum or understanding with, any Governmental Authority, and there exists no Claim pending, or, to the best of Century's knowledge, any Claim threatened against or affecting Century, which would adversely affect the transactions contemplated by the Transaction Documents.

     (d) Brokers. Neither Century nor any of its Affiliates has engaged, or caused to be incurred any liability to any finder, broker, or sales agent in connection with the origin, negotiation, execution, delivery, or performance of the Transaction Documents or the transactions contemplated thereby.

     (e) Information Furnished. No representation or warranty made by Century in the Transaction Documents, no written statement or document furnished by Century to Tollgate or the LLC in connection with the negotiation of the transactions contemplated by the Transaction Documents, and no exhibit, certificate, schedule, document, list or instrument prepared, made, or delivered, or to be prepared, made, or delivered, by or on behalf of Century pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein, in the light of the circumstances in which they were or are made, not misleading.

     2.3 Representations and Warranties - General. The representations and warranties of the parties hereto made in this Agreement, subject to the exceptions thereto, shall not be affected by any information furnished to, or any investigation conducted by, any of them or their representatives in connection with the subject matter of this Agreement. The representations and warranties made in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing.

                                    Article 3
                            COVENANTS OF THE PARTIES

     3.1 Best Efforts; Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Tollgate and Century will each use its or their best efforts to obtain the consent of all third parties and governmental bodies necessary to the consummation of the transactions contemplated hereunder. In case at any time after Closing any further action is necessary to carry out the purposes of this Agreement, the proper officers of Tollgate, Century and the LLC, as the case may be, shall take all such action without any further consideration therefor.

     3.2 Due Diligence Investigation.

     (a) Lack of Information. The parties hereby agree and acknowledge that Century has entered into this Agreement without the opportunity to have conducted a full investigation of the condition (financial or otherwise), business, assets, properties, operations or prospects of Tollgate, and without the benefit of the information to be provided to Century pursuant to clause (b) of this Section. Accordingly, Tollgate acknowledges that any obligation of Century to consummate the transactions contemplated by this Agreement is subject to the completion to the satisfaction of Century of the procedures set forth in this Section.

     (b) Access to Records and Properties. Prior to the Closing, (a) Century shall be entitled, and Tollgate shall permit Century, to conduct such investigation of the condition (financial or otherwise), business, assets, properties, operations or prospects of Tollgate and the Tollgate Contributed Assets as Century may deem appropriate, and (b) Tollgate shall (i) provide
Century and its agents and representatives, including its independent accountants, internal auditors and attorneys, full and complete access to all the facilities, offices and personnel of Tollgate, and to all of the books and records of Tollgate (including work papers of any independent accountant), (ii) cause Tollgate's officers, employees and advisors to furnish Century with such financial and operating data and other information with respect to the condition (financial or otherwise), business, assets, properties, operations or prospects of Tollgate and the Tollgate Contributed Assets as Century may request, and
(iii) permit Century to make such inspections and copies thereof as Century may reasonably require, including without limitation, to conduct such environmental assessments and investigations of the Real Property and surrounding property as Century or its advisors and consultants may deem necessary or appropriate, and sampling and analysis of environmental media to detect the presence or confirm the absence of contamination, including any contamination which may be present in groundwater and the sources of any such contamination. In addition, Century shall be provided with full and complete access to the Tollgate Contributed Assets.

     3.3 Expenses; Transfer Taxes. Except as provided in Section 1.7(e), each party hereto will bear the legal, accounting and other expenses incurred by such party in connection with the negotiation, preparation and execution of the Transaction Documents, and the transactions contemplated thereby. All sales, transfer, recordation and documentary Taxes and fees which may be payable in connection with the transactions contemplated by this Agreement shall be borne by Tollgate.

     3.4 Bulk Transfer Laws. Century and the LLC hereby waive compliance by Tollgate with the laws of any jurisdiction relating to bulk transfers which may be applicable in connection with the transfer of the Tollgate Contributed Assets to the LLC.

     3.5 Press Releases and Disclosure. The parties agree that neither Tollgate, Century nor their respective Affiliates shall issue or cause publication of any press release or other announcement or public communication with respect to this Agreement or the transactions contemplated hereby or otherwise disclose this Agreement or the transactions contemplated hereby to any third party (other than attorneys, advisors and accountants to Tollgate, Century or the LLC) without the consent of the other, which consent shall not be unreasonably withheld; provided, that nothing herein shall prohibit any party from issuing or causing publication of any press release, announcement or public communication to the extent that such party, upon advice of counsel, deems such action to be required by Law or stock exchange.

     3.6 Cooperation in the Defense of Claims. In the event that a Claim is asserted against Century or the LLC, any of its direct or indirect subsidiaries or Affiliates, with respect to events or conditions occurring or existing in connection with the ownership, possession, use or sale of the Tollgate Contributed Assets prior to the Closing, Tollgate at its expense shall cooperate with Century and the LLC in the defense of any such Claim.

     3.7 Regulatory Approvals. Tollgate will, and will cause its appropriate Affiliates to, and Century will, use, in each case, its best efforts to obtain any authorizations, consents, orders and approvals of any Governmental Authority necessary for the performance of its respective obligations pursuant to any of the Transaction Documents, and the consummation of the transactions contemplated thereby, and will cooperate fully with each other in all reasonable respects in promptly seeking to obtain such authorizations, consents, orders and approvals. Neither Tollgate nor Century will take any action that will have the effect of delaying, impairing or impeding the receipt of any required regulatory approvals. Tollgate will supply Century and the LLC with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between Tollgate or its representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to the Transaction Documents or the transactions contemplated thereby.

     3.8 Employee Matters.

     (a) Employee Benefits. Tollgate shall retain all liabilities and obligations in respect of its past, present and future employees under the Employee Plans and applicable Laws. Without limiting the generality of the foregoing or the other provisions of this Agreement, the LLC shall have no liability or obligation whatsoever under the Employee Plans, nor shall the LLC have any obligation to provide any employee benefits to any Employees. Tollgate shall offer to all its employees at the time of the Closing the right to continue their coverage under Tollgate's group health plan(s) (as defined in Section 5000(b)(1) of the Code), such offers to be made in accordance with the continuation coverage requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code.

     (b) Future Employment. The LLC may offer employment from and after the Closing to any Employees, on such terms and conditions as the LLC may, in its sole discretion, determine, but the LLC shall not be obligated to do so pursuant to this Agreement or for any other reason. Prior to the Closing upon reasonable prior notice to Tollgate, Century and the LLC may communicate with any of the Employees employed by Tollgate, TV or KJE.

     (c) Employee Information.

          (i) Subject to applicable legal restrictions, Tollgate and the LLC shall provide each other, in a timely manner, with any information which the other may reasonably request with respect to any Employee of Tollgate, TV or KJE or, after the Closing, any Person employed by the LLC, his or her employment with and compensation from Tollgate or the LLC, or rights or benefits under any Employee Plan or any personnel policy of Tollgate or the LLC.

          (ii) Without in any way limiting the generality of clause (c)(i) above, and to the extent they may legally do so, Tollgate, TV and KJE shall afford the LLC and its representatives such access to the medical, workers' compensation and other health-related records of the Employees (the "Employee Health Records") as are maintained by or available to Tollgate, TV or KJE and as the LLC shall, in its sole discretion, deem reasonably necessary or desirable, and the

     LLC shall be permitted, to the extent Tollgate may legally give such permission, to make copies of such Employee Health Records as it may deem reasonably necessary or desirable. Promptly after the date hereof, Tollgate shall use its best efforts to obtain or cause to be obtained any consent of any Employee, health care provider, workers' compensation authority or other Person as may be necessary in order to permit Tollgate, TV or KJE to afford the LLC and its representatives with access to and permission to copy Employee Health Records as provided in this Section.

     3.9 Access to Records After Closing. After the Contribution Date, the LLC on the one hand and Tollgate on the other agree that they will give, or cause to be given, to the other party, its successors and its representatives, during normal business hours and at the requesting party's expense, such reasonable access to the properties, titles, contracts, books, records, files and documents (but excluding attorney work product or other privileged communications) of the LLC (to the extent the LLC's records are the records, materials and data transferred to the LLC from Tollgate pursuant to this Agreement) or Tollgate, as the case may be, as is reasonably necessary to allow the requesting party to obtain information in the other party's possession with respect to any claims, demands, audits, suits or matters of a similar nature made by or against the requesting party as the previous or new owner and operator of the Tollgate Contributed Assets, as the case may be, and to make copies of such information to the extent reasonably necessary.

                                    Article 4
                              COVENANTS OF Tollgate

     4.1 Conduct of Business Pending Closing. During the period from the date hereof through the Contribution Date, Tollgate and its Affiliates shall operate the Tollgate Contributed Assets diligently and in the ordinary and normal course and consistent with past practice (including, without limitation, using its best efforts to preserve beneficial relationships between Tollgate and its distributors, agents, lessors, suppliers and customers). Tollgate and its Affiliates shall engage in no transactions in connection with the Tollgate Contributed Assets, including transactions relating to the purchase or sale of goods, raw materials, inventories or other operating or production items, intracorporate or otherwise, with any of its Affiliates from the date hereof until the Closing other than (i) transactions approved by Century in writing. Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, during the period from the date hereof through the Contribution Date, Tollgate and its Affiliates shall not:

     (a) Obligations for Borrowed Money. (i) Create, incur or assume any debt (including obligations in respect of capital leases) or any debt for money borrowed (whether long- or short-term); (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligation of any other Person; or (iii) make any loans, advances or capital contributions to any other Person, other than Trade Payables;

     (b) Employee Matters. (i) Increase in any manner the rate of compensation of any of its officers or other employees, (ii) make or agree to make any payment pursuant to any Employee Plan, including, without limitation, any payment of any pension, retirement allowance, severance or other employee benefit, except as required by any existing Employee Plan disclosed on the Schedules to this Agreement, to any such officers or employees, whether past or present; (iii) enter into or modify any collective bargaining agreement, except as required by Law; or (iv) commit itself to any additional Employee Plan, or employment or consulting agreement with a Person, or to amend any of such Plans or agreements, except as required by Law;

     (c) Sale of Assets.  Sell,  transfer,  license or  otherwise  dispose of or
agree  to  sell,  transfer,   license  or  otherwise  dispose  of  any  Tollgate
Contributed Assets;

     (d) Commitments. Enter into any other agreements, commitments, contracts or undertakings, except agreements, commitments, contracts or undertakings made in the ordinary and normal course of business consistent with past practice and the representations and warranties of Tollgate contained in this Agreement;

     (e)  Lease  Agreements.  Terminate,  modify  or  amend  any  of  the  Lease
Agreements;

     (f) Liens. Encumber or grant or create a Lien on any of the Tollgate Contributed Assets;

     (g) Insurance. Cause any of the policies of insurance referred to in the Schedule entitled "Insurance" to terminate, lapse or be canceled, unless equivalent replacement policies, without lapse of coverage, are put in place;

     (h) Litigation. Enter into any compromise or settlement of any Claim, except settlements made in the ordinary and normal course of business or by insurers, involving amounts not in excess of $5,000;

     (i) Representations and Warranties. Take any action the taking of which, or omit to take any action the omission of which, would cause any of the representations and warranties made by Tollgate to fail to be true and correct as of the Closing as though made at and as of the Closing; or

     (j) Commitments. Agree or commit to do any of the foregoing.

   4.2 Disclosure Supplements.

     (a) From time to time prior to the Closing, Tollgate shall promptly supplement or amend the Schedules to this Agreement with respect to any matter
(i) which may arise hereafter and which, if existing or occurring at or prior to the date hereof, would have been required to be set forth or described in the Schedules to this Agreement, or (ii) which makes it necessary to correct any information in the Schedules to this Agreement or in any representation and warranty of Tollgate which has been rendered inaccurate thereby. No supplement or amendment to the Schedules to this Agreement or any delivery of Schedules after the date hereof, unless expressly consented in writing by Century, shall be deemed to cure any breach of any representation or warranty made in this Agreement, or modify, affect or diminish Century's right to terminate this Agreement.

     (b) During the period from the date hereof to the Closing, Tollgate shall promptly (i) furnish or make available to Century copies of monthly financial statements as soon as they become available, all certified by Tollgate's chief financial officer that such financial statements fairly present the financial position and results of operations of Tollgate for the periods covered by such statements in accordance with GAAP consistently applied (subject to normally recurring year-end audit adjustments and without footnote disclosures), and (ii) notify Century of (A) any Material Adverse Effect and (B) the institution or settlement of any Claim involving the Tollgate Contributed Assets and of any developments therein.

     4.3 Closing. Tollgate shall use its best efforts to cause the conditions set forth in Section 5.1 ------- to be satisfied by the Contribution Date.

     4.4  Confidentiality.  Tollgate  shall,  and shall  cause  its  Affiliates, members, partners, officers, employees, representatives, consultants and advisors to, hold in confidence and not use all confidential information which remains after Closing in the possession of Tollgate or its Affiliates concerning the Tollgate Contributed Assets. Tollgate shall not release or disclose any such information to any Person other than Century, the LLC and their respective authorized representatives. Notwithstanding the foregoing, the confidentiality obligations of this Section shall not apply to information:

     (a) which Tollgate, as applicable, is compelled to disclose by judicial or administrative process, or, in the opinion of counsel, by other mandatory requirements of Law;

     (b) which can be shown to have been generally available to the public other than as a result of a breach of this Section; or

     (c) which can be shown to have been provided to Tollgate, as applicable, by a third party who obtained such information other than from Tollgate or other than as a result of a breach of this Section.

     4.5 Maintenance of Insurance. After the Closing, Tollgate will maintain any policies of insurance that cover liabilities associated with the Tollgate Contributed Assets prior to the Closing; provided, that, after the Closing, Tollgate shall not be required to pay any additional premiums in respect of such policies or maintain in effect any insurance coverage other than coverage disclosed on the Schedules hereto.

     4.6 Maintenance of, and Access to, Records. After the Contribution Date, Tollgate, TV and KJE shall provide Century and the LLC with access (with an opportunity to make copies), during normal business hours, and upon reasonable notice, to any records relating to the Tollgate Contributed Assets which are retained by it. Tollgate, TV and KJE shall preserve and maintain any books and records relating to the Tollgate Contributed Assets and retained by Tollgate, TV and KJE for at least three years after the Contribution Date.

     4.7 Non-Competition.

     (a) Period and Conduct. As further consideration for the transfer of the Tollgate Contributed Assets and the transactions contemplated by the Transaction Documents, during the period commencing on the Contribution Date and ending on the date which is five years thereafter, John Zimpel shall not, directly or indirectly:

          (i) directly or indirectly engage in or participate as an owner, member, partner, shareholder, employee or agent of, or consultant for any business that competes with any of the principal business activities of the LLC or the Casino ("Restricted Business");

          (ii) solicit any employee of Century or the LLC or former employee of Tollgate hired by Century or the LLC to terminate his or her employment relationship with Century or the LLC in order to enter into such relationship on behalf of any Person that engages in a Restricted Business; or

          (iii) use, or incorporate or otherwise create any business organization utilizing any name which uses, the words "Tollgate, Pony Express, Miner's Pick or Golden Rose" or which are confusingly similar to such words.

     (b) Territory. John Zimpel, directly or indirectly, shall refrain from engaging in the activities described in this Section 4.7 during the period specified in Section 4.7(a) hereof in the State of Colorado.

     (c) Definition. John Zimpel shall be deemed to be competing with the LLC if John Zimpel or any Affiliate of John Zimpel is engaged or participates in any activity or activities described in subsection (a) of this Section 4.7, directly or indirectly, whether for its own account or for that of any other Person, firm or corporation, and whether as a shareholder, partner or investor controlling any such entity or as principal, agent, representative, proprietor, or partner, or in any other capacity.

     (d) Remedies. Inasmuch as a breach, or failure to comply with, this Section
4.7 will cause serious and substantial damage to the LLC and Century, if John Zimpel or any of his Affiliates should in any way breach, or fail to comply with, the terms of this Section 4.7, the LLC and Century shall be entitled to an injunction restraining John Zimpel and such Affiliates from any such breach or failure. All remedies expressly provided for herein are cumulative of any and all other remedies now existing at law or in equity. The LLC and Century shall each, in addition to the remedies herein provided, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for compensation, and for the specific enforcement of the covenants contained herein. Resort to any remedy provided for hereunder or provided for by law shall not preclude or bar the concurrent or subsequent employment of any other appropriate remedy or remedies, or preclude the recovery by the LLC and Century of monetary damages and compensation.

     (e) Subsidiaries' Divisions and Affiliates. For the purpose of this Section 4.7, "Century" shall include its subsidiaries, divisions and Affiliates as they may exist from time to time, and "the LLC" shall include its subsidiaries, divisions and Affiliates as they may exist from time to time, and any Person deriving title to the goodwill of the Tollgate Contributed Assets from the LLC.

     (f) Severability. Each subsection of this Section 4.7 constitutes a separate and distinct provision hereof. In the event that any provision of this
Section 4.7 is finally judicially determined to be invalid, ineffective or unenforceable, such determination shall apply only in the jurisdiction in which such adjudication is made and every other provision of this Section 4.7 shall remain in full force and effect. The invalid, ineffective or unenforceable provision shall, without further action by the parties, be automatically amended to effect the original purpose and intent of the invalid, ineffective or unenforceable provision; provided, however, that such amendment shall apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

     4.8 Discontinuance of Contributed Names. Tollgate shall, no later than the date that is 30 days after the Closing, take such actions and file such documents as shall be necessary to discontinue the use of the Contributed Names in connection with Tollgate's business operations.

     4.9 No Shopping. From the date hereof through and until the earlier of termination of this Agreement or Closing, Tollgate shall not and shall not permit any of its Affiliates to, and shall use its best efforts to cause its employees, officers, shareholders, agents or advisors not to, directly or indirectly, (a) solicit, initiate or encourage any inquiries, proposals or offers from any Person relating to any acquisition (or sublease as the case may be) of the Tollgate Contributed Assets, or any securities of, or any merger, consolidation or business combination with, Tollgate, or (b) with respect to any effort or attempt by any other Person to do or seek any of the foregoing, (i) participate in any discussions or negotiations, (ii) furnish to any other Person any information with respect to, or afford access to the properties, books or records of or relating to, Tollgate, the Tollgate Contributed Assets, or (iii) otherwise cooperate in any way with, or assist or participate in, or facilitate or encourage any such effort. Tollgate shall promptly notify Century and the LLC if any such proposal or offer or any inquiry or contact with any Person with respect thereto is made.

     4.10 Further Assurances; Business Relationships; Assertion of Claims.
          ----------------------------------------------------------------

     (a) Tollgate shall use its best efforts to implement the provisions of this Agreement, and for such purpose Tollgate, at the request of Century or the LLC, at or after the Closing, shall, without further consideration, promptly execute and deliver, or cause to be executed and delivered, to the LLC such deeds, assignments, bills of sale, Consents and other instruments in addition to those required by this Agreement, in form and substance satisfactory to Century and the LLC, and take all such other actions, as Century or the LLC may reasonably deem necessary or desirable to implement any provision of this Agreement or to more effectively transfer, convey and assign to the LLC good and marketable title to, and to put the LLC in actual possession and operating control of, all of the Tollgate Contributed Assets, free and clear of all Liens except Permitted Liens.

     (b) From and after the Closing, Tollgate shall use its best efforts to assist in the transfer to the LLC of the goodwill and reputation associated with the Tollgate Contributed Assets, and of Tollgate's personnel, suppliers, manufacturer's representatives, franchisee and customer relationships. Tollgate shall use its best efforts to assure that Tollgate's current franchisees, customers and suppliers shall continue to do business with the LLC in accordance with the terms and for the periods of time set forth in any contract, agreement, commitment or undertaking (including the Contracts), whether oral or written, and whether currently in effect or proposed to be entered into by Tollgate.

     4.11 Powers of Attorney. Tollgate shall terminate at or prior to Closing all powers of attorney granted by Tollgate relating to the Tollgate Contributed Assets, other than those relating to service of process, qualification or pursuant to governmental regulatory or licensing agreements.

                                    Article 5
            CONDITIONS TO OBLIGATION OF PARTIES TO CONSUMMATE CLOSING

     5.1 Conditions to Century's Obligations. The obligation of Century to consummate the transactions contemplated hereby is subject to satisfaction on or prior to the Contribution Date of the following conditions (any of which may be waived by Century in writing):

     (a) Covenants, Representations and Warranties. Tollgate shall have performed all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by each of them prior to or at the Contribution Date. The representations and warranties of Tollgate set forth in this Agreement shall be accurate at and as of the Contribution Date with the same force and effect as though made on and as of the Contribution Date.

     (b) Consents. All statutory requirements for the valid consummation by Tollgate of the transactions contemplated by this Agreement shall have been fulfilled and all Consents of all Governmental Authorities and third parties required to be obtained (as determined by Century) in order to permit the consummation of the transactions contemplated hereby, including without limitation licensing required by the Colorado Limited Gaming Act and regulations thereunder, shall have been obtained in form and substance reasonably satisfactory to Century. Tollgate shall have obtained any Consents required in connection with the execution, delivery and performance of this Agreement to prevent a material breach or default by Tollgate under any contract to which Tollgate is a party or for the continuation of any agreement to which Tollgate is a party and which relates and is material to the Tollgate Contributed Assets.

     (c) Approval of Century and Century's Stockholder. The Board of Directors of Century and the Board of Directors of its stockholder, Century Casinos, Inc., shall have given its final approval to the transactions contemplated hereby and all documents and agreements evidencing the same.

     (d) Due Diligence Completed. Century shall have completed and, in its sole and exclusive judgment, be satisfied with the results of its due diligence investigation of Tollgate and the Tollgate Contributed Assets, including without limitation satisfactory due diligence on the LLC's proposed development plan and construction budget and on property tax issues pertaining to the LLC.

     (e) Planned Unit Development. Central City shall have approved of the Casino project as a planned unit development.

     (f) Device Fee Rebate. The LLC shall have an agreement with Central City for a device fee rebate totaling at least 70% of the fees due in exchange for public use of the parking facility.

     (g) Century's Approval of Funding and Opening of Casino. The LLC shall be in a position to close, simultaneously with the Closing, debt financing to fund the construction and opening of the Casino and the payment of amendments due under the Agreement on terms and conditions acceptable to Century.

     (h) Traffic Terms. There shall have been no material adverse developments regarding the highway directly connecting I-70 with Central City, and Century shall have received confirmation that the roads and traffic in Central City shall be laid out and have the same in, out and one-way flows as contemplated in the traffic study provided to Century by Tollgate.

     (i) Environmental Matters. Tollgate shall have delivered to Century a Phase II environmental report, and the environmental condition of the Property shall be satisfactory to Century in its sole and exclusive judgment.

     (j) No Material Adverse Effect. There shall have been no Material Adverse Effect since the date hereof.

     (k) No Claims. No Claim challenging the legality of, or seeking to restrain, prohibit or materially modify, the transactions provided for in the Transaction Documents shall have been instituted and not settled or otherwise terminated.

     (l) Legal Matters. All legal matters in connection with the Transaction Documents and the transactions contemplated thereby, and the form and substance of all legal proceedings and of all papers, instruments and documents delivered hereunder or incidental hereto shall, in the reasonable judgment of Century, be satisfactory to Century, and if requested by Century, to Faegre & Benson LLP, counsel to Century.

     (m) Disclosure Schedules. Tollgate's Schedules to this Agreement shall be satisfactory to Century in its sole and exclusive judgment.

     (n) Documents to be Delivered by Tollgate. The following documents shall be delivered to Century and the LLC at or prior to the Closing by Tollgate:

          (i) Conveyance Documents. Such instruments of sale, transfer, assignment, conveyance and delivery (including all vehicle titles), in form and substance reasonably satisfactory to counsel for Century (including, without limitation, the Assignment Agreement and Warranty Deeds in form and substance satisfactory to Century, as are required in order to transfer to the LLC good and marketable title to the Tollgate Contributed Assets, free and clear of all Liens except Permitted Liens, and the LLC shall have received a title insurance policy in form and substance acceptable to Century from a title insurance company acceptable to Century insuring title to the Fee Property and the real property covered by the Gym Contract.

          (ii) Lease Agreements. Assignments of all Lease Agreements with appropriate lessor consents, if necessary, or the LLC shall have entered into lease agreements with such lessors for the respective facilities in form satisfactory to the LLC and Century.

          (iii)  Limited  Liability  Company  Agreement.   Tollgate  shall  have
     executed and delivered the Limited Liability Company Agreement.

          (iv) Opinion. Opinion of Holland & Hart LLP, counsel to Tollgate, dated as of the Contribution Date, attached hereto as Exhibit C.

          (v) Certificate. Certificate of the Manager of Tollgate, dated as of the Contribution Date, in form and substance satisfactory to Century. (vi) Resolutions. A certified copy of resolutions of Tollgate's manager and members authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby.

          (vii) UCC Matters. UCC termination statements and other applicable documentation necessary to release any interest of any third party in the Tollgate Contributed Assets to the extent not relating to or arising from a Tollgate Contributed Liability or Permitted Lien.

          (viii) Records of Tollgate. All contracts, files, documents, data, records and information of Tollgate relating to the Tollgate Contributed Assets, shall have been delivered to the LLC.

     (o) Documents to Be Delivered by the LLC. The following documents shall be delivered at the Closing by the LLC:

          (ix) Units. The LLC shall have issued and delivered to Century 6,500 Units.

          (x) Century Casino Services Agreement. The LLC and an affiliate of Century shall have duly executed and delivered the Casino Services Agreement in substantially the form of Exhibit B hereto.

     5.2 Conditions to Tollgate's Obligations. The obligation of Tollgate to consummate the transactions contemplated hereby is subject to satisfaction on or prior to the Contribution Date of the following conditions (any of which may be waived by Tollgate in writing):

     (a) Covenants, Representations and Warranties. Century shall have performed all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by Century prior to or at the Contribution Date.

The representations and warranties of Century set forth in this agreement shall be accurate at and as of the Contribution Date with the same force and effect as though made on and as of the Contribution Date.

     (b) Consents. All statutory requirements for the valid consummation by Century of the transactions contemplated by this Agreement shall have been fulfilled and all Consents of all Governmental Authorities required to be obtained in order to permit the consummation by Century of the transactions contemplated hereby, including without limitation licensing required by the Colorado Limited Gaming Act and regulations thereunder, shall have been obtained.

     (c) No Claims. No Claim challenging the legality of, or seeking to restrain, prohibit or materially modify, the transactions provided for in the Transaction Documents shall have been instituted and not settled or otherwise terminated.

     (d) Legal Matters. All legal matters in connection with the Transaction Documents and the transactions contemplated thereby, and the form and substance of all legal proceedings and of all papers, instruments and documents delivered hereunder or incidental hereto shall, in the reasonable judgment of Tollgate, be satisfactory to Tollgate, and if requested by Tollgate, to Holland & Hart LLP, counsel to Tollgate.

     (e) Documents to be Delivered by Century. The following documents shall be delivered at the Closing by Century:

          (i) Limited Liability Company Agreement. Century shall have executed and delivered the Limited Liability Company Agreement in substantially the form of Exhibit A hereto.

          (ii) Century Casino Services Agreement.  An Affiliate of Century shall
     have  duly  executed  and  delivered  the  Casino  Services   Agreement  in
     substantially the form of Exhibit B hereto.

          (iii) Certificate. Certificate executed by an officer of Century, dated as of the Contribution Date, in form and substance satisfactory to Tollgate.

          (iv) Opinion. Opinion of Faegre & Benson LLP, counsel to Century, dated as of the Contribution Date, in form and substance satisfactory to Tollgate.

     (f) Documents to be Delivered by the LLC. The following documents shall be delivered at the Closing by the LLC:

          (i) Units. The LLC shall have issued and delivered to Tollgate 3,500 Units.

          (ii) Assignment and Assumption Agreement. The LLC shall have executed and delivered the Assignment.

          (iii) Century Casino Services Agreement. The LLC shall have duly executed and delivered the Casino Services Agreement in substantially the form of Exhibit B hereto.

     5.3 Conditions to the LLC's Obligations. The obligation of the LLC to consummate the transactions contemplated hereby is subject to the satisfaction on or prior to the Contribution Date of the conditions set forth in Sections 5.1 and 5.2 (any of which may be waived by Century or by Tollgate, as applicable).

                                    Article 6
                                 INDEMNIFICATION

     6.1 Indemnification by Tollgate, TV and KJEl. Tollgate, TV and KJE (the "Indemnitors") jointly and severally agree that notwithstanding the Closing and regardless of any investigation made at any time by or on behalf of Century or of any information Century may have in respect thereof, it will indemnify and hold harmless Century and each officer, director, and Affiliate of Century, including, without limitation, any successor of Century from and against any and all damages, losses, claims, actions, assessment, judgment, liabilities, demands, charges, suits, penalties, costs and expenses (including, without limitation, interest, penalties, investigation costs, court costs and reasonable accounting, attorneys and other professional fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, "Liabilities" and "Indemnifiable Costs"), which any of such indemnified parties may sustain, or to which any of such indemnified parties may be subjected, arising out of (a) any misrepresentation, breach or default by the Indemnitors of or under any of the covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith; (b) any failure by the Indemnitors duly to perform or observe any term, provision, covenant, agreement or condition in this Agreement on the part of the Indemnitors to be performed or observed; (c) any noncompliance with the provisions of any applicable bulk sales Law; or (d) any liability or obligation of the Indemnitors, other than Tollgate Contributed Liabilities, arising out of the ownership, lease, possession or operation of the Tollgate Contributed Assets prior to the Closing, whether or not disclosed herein and including, but not limited to, Tollgate Retained Liabilities and any Claim or Claims made against Century arising out of liabilities or asserted liabilities of the Indemnitors or any of their Affiliates.

     6.2 Indemnification by Century. Century agrees that notwithstanding the Closing and regardless of any investigation made at any time by or on behalf of Tollgate or of any information Tollgate, TV or KJE may have in respect thereof, it will indemnify and save and hold Tollgate, TV and KJE harmless from and against any Indemnifiable Costs, as defined above, which Tollgate, TV and KJE may sustain or to which they may be subjected arising out of (a) any breach of any representation or warranty made by Century pursuant to this Agreement; or
(b) any failure by Century duly to perform or observe any term, provision, covenant, agreement or condition in this Agreement on the part of Century to be performed or observed.

     6.3 Notice of Claim; Right to Participate in and Defend Third Party Claim.
          ---------------------------------------------------------------------

     (a) If any indemnified party receives notice of the assertion of any claim, the commencement of any suit, action or proceeding, or the imposition of any penalty or assessment by a third party in respect of which indemnity may be sought hereunder (a "Third Party Claim"), and the indemnified party intends to seek indemnity hereunder, then the indemnified party shall promptly provide the indemnifying party with prompt written notice of the Third Party Claim, but in any event not later than 30 calendar days after receipt of such notice of Third Party Claim. The failure by an indemnified party to notify an indemnifying party of a Third Party Claim shall not relieve the indemnifying party of any indemnification responsibility under this Article VI, unless such failure materially prejudices the ability of the indemnifying party to defend such Third Party Claim.

     (b) The indemnifying party shall have the right to control the defense, compromise or settlement of the Third Party Claim with its own counsel (reasonably satisfactory to the indemnified party) if the indemnifying party delivers written notice to the indemnified party within seven days following the indemnifying party's receipt of notice of the Third Party Claim from the indemnified party acknowledging its obligations to indemnify the indemnified party with respect to such Third Party Claim in accordance with this Article VI, and establishes security in form and substance reasonably satisfactory to the indemnified party to secure the indemnifying party's obligations under this
Article VI with respect to such Third Party Claim; provided, however, that the indemnifying party shall not enter into any settlement of any Third Party Claim which would impose or create any obligation or any financial or other liability on the part of the indemnified party if such liability or obligation (i) requires more than the payment of a liquidated sum, or (ii) is not covered by the indemnification provided to the indemnified party hereunder. In its defense, compromise or settlement of any Third Party Claim, the indemnifying party shall timely provide the indemnified party with such information with respect to such defense, compromise or settlement as the indemnified party shall request, and shall not assume any position or take any action that would impose an obligation of any kind on, or restrict the actions of, the indemnified party. The indemnified party shall be entitled (at the indemnified party's expense) to participate in the defense by the indemnifying party of any Third Party Claim with its own counsel.

     (c) In the event that the indemnifying party does not undertake the defense, compromise or settlement of a Third Party Claim in accordance with subsection (b) of this Section. The indemnified party shall have the right to control the defense or settlement of such Third Party Claim with counsel of its choosing; provided, however, that the indemnified party shall not settle or compromise any Third Party Claim without the indemnifying party's prior written consent, unless (i) the terms of such settlement or compromise release the indemnified party or the indemnifying party from any and all liability with respect to the Third Party Claim, or (ii) the indemnifying party shall not have acknowledged its obligations to indemnify the indemnified party with respect to such Third Party Claim in accordance with this Article VI and established security in form and substance reasonably satisfactory to the indemnified party to secure the indemnifying party's obligations under this Article VI with respect to such Third Party Claim. The indemnifying party shall be entitled (at the indemnifying party's expense) to participate in the defense of any Third Party Claim with its own counsel.

     (d) Any indemnifiable claim hereunder that is not a Third Party Claim shall be asserted by the indemnified party by promptly delivering notice thereof to the indemnifying party. If the indemnifying party does not respond to such notice within 60 days after its receipt, it shall have no further right to contest the validity of such claim.

     (e) Any amounts payable to Century pursuant to this Article VI shall first be offset against the $1,000,000 payable to Tollgate under Section 1.7(c) and the amounts payable to Tollgate under Section 1.7(g).

                                    Article 7
                                   TERMINATION

     7.1 Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:

     (a) Mutual Consent. Upon the mutual written consent of all parties hereto;

     (b) Condition to Century's Obligations. By Century if any of the conditions provided in Section 5.1 hereof shall not have been satisfied, complied with or performed in any material respect on or before the Contribution Date and Century has not waived in writing such failure of satisfaction, non-compliance or non-performance;

     (c) Conditions to Tollgate's Obligations. By Tollgate if any of the conditions provided in Section 5.2 hereof shall not have been satisfied, complied with or performed in any material respect on or before the Contribution Date and Tollgate have not waived in writing such failure of satisfaction, non-compliance or non-performance;

     (d) Contribution Date. By Tollgate or Century if the Closing shall not have occurred on or before December 4, 2004; provided that if the Closing shall not have occurred by such date solely due to the delay in obtaining licensing or financing approval, such date shall be extended to not later than March 4, 2005, provided that Century makes to Tollgate monthly payments in accordance with this
Section 7.1(d) of 65% (but not more than $26,650 in any calendar month) of the carrying costs directly related to the Tollgate Contributed Assets (a "Continuation Payment"). Tollgate shall give Century at least five (5) days prior written notice of the amount of each monthly Continuation Payment. If this Agreement has not been terminated by Century prior to December 3, 2004, Century may pay a Continuation Payment to Tollgate on December 3, 2004 and the Closing shall be extended to January 4, 2005. On January 4, 2005 and on February 4, 2005, Century may extend the Closing for an additional month by making an additional Continuation Payment on each of those dates. In the event Century elects to make the Continuation Payment, Tollgate shall pay the remaining 35% of such carrying costs. In the event Century, after five (5) days prior written notice from Tollgate, fails to make a Continuation Payment, then this Agreement shall terminate and all parties shall be released from any further obligation or liability hereunder except for matters which expressly survive the termination of this Agreement;

     (e) Tollgate Misrepresentations or Breach. By Century, if there has been a material breach by Tollgate of any of its representations, warranties, covenants, obligations or agreements set forth in this Agreement or in any writing delivered pursuant hereto by Tollgate;

     (f) Century Misrepresentations or Breach. By Tollgate, if there has been a material breach by Century of any of its representations, warranties, covenants, obligations or agreements set forth in this Agreement or in any writing delivered pursuant hereto by Century;

     (g) Court Order. By Tollgate, Century or the LLC if consummation of the transactions contemplated hereby violates any non-appealable final order, decree or judgment of any court or Governmental Authority having competent jurisdiction; or

     (h) Material Adverse Effect. By Century, if it determines, in its sole and exclusive judgment, that since the date of this Agreement, there has been a
Material Adverse Effect or that the consummation of the transactions contemplated by the Transaction Documents may result in a Material Adverse Effect.

     7.2 Effect of  Termination.  If this  Agreement is  terminated  pursuant to
Section 7.1, written notice thereof shall forthwith be given to the other parties and this Agreement shall thereafter become void and have no further force and effect and all further obligations of the parties under this Agreement shall terminate without further liability of the parties, except that (a) each party will return all documents, workpapers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same, and all confidential information received by any party hereto with respect to the business of any other party shall be treated in accordance with Section 4.4; (b) the obligations of Tollgate, Century and the LLC under Sections 3.3 and 8.4 shall survive such termination; and (c) such termination shall not constitute a waiver by any party of any claim it may have for actual damages caused by reason of, or relieve any party from liability for, any breach of this Agreement prior to termination under Section 7.1.

                                    Article 8
                                  MISCELLANEOUS

     8.1 Modifications; Waiver. Any amendment, change or modification of this Agreement shall be void unless in writing and signed by all parties hereto. No failure or delay by any party hereto in exercising any right, power or privilege hereunder, and no course of dealing between or among any of the parties, shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

     8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when personally delivered, (b) three business days after mailed by certified mail, return receipt requested, postage prepaid, (c) when received or personally delivered if sent via Federal Express or similar overnight courier service, or (d) when transmitted and the appropriate telephonic confirmation received if transmitted by facsimile on a business day and during normal business hours, and otherwise, on the following business day. Such notices or other communications shall be sent to the following addresses, unless other addresses are subsequently specified in writing:

                           Century or the LLC:
                           ------------------

                           Century Casinos Tollgate Inc.
                           1263A Lake Plaza Dr.
                           Colorado Springs, CO 80906
                           Attention: Larry Hannappel
                           Fax No.: (719) 527-8300
                           Tel. No.: (719) 527-8301

                           With a copy to:

                           Faegre & Benson LLP
                           3200 Wells Fargo Center
                           1700 Lincoln Street
                           Denver, Colorado  80203-4532
                           Attention:  Douglas R. Wright, Esq.
                           Fax No.:   (303) 607-3500
                           Tel. No.:  (303) 607-3600

                           Tollgate, TV or KJE:
                           -------------------

                           2493 West Costilla Avenue
                           Littleton, Colorado  80120
                           Attention:  Mr. John Zimpel
                           Fax No.:  (303) 798-3890
                           Tel. No.: (303) 210-0523

                           with a copy to:

                           Holland & Hart LLP
                           555 Seventeenth Street
                           Suite 3200
                           Denver, CO 80202
                           Attention: Michael D. Martin, Esq.
                           Tel No.: 303-295-8000
                           Fax No.: 303-295-8261

     8.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument. Signatures may be exchanged by telecopy, with original signatures to follow. Each party hereto agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other parties hereto.

     8.4 Expenses. Each of the parties hereto will bear all costs, charges and expenses incurred by such party in connection with this Agreement and the consummation of the transactions contemplated herein.

     8.5 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of Century, Tollgate and the LLC, and their respective representatives, successors, and permitted assigns, in accordance with the terms hereof. This Agreement shall not be assignable by Tollgate without the prior written consent of Century. This Agreement shall be assignable by Century to an Affiliate of Century without the prior written consent of Tollgate or the LLC.

     8.6 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Colorado, without regard to its conflicts of law doctrine. The parties hereto hereby agree to submit to the personal jurisdiction of the state or federal courts located in the State of Colorado. Notwithstanding the foregoing, any party may initiate and prosecute any legal proceeding or seek enforcement of any judgment in any proper court having jurisdiction in the United States or elsewhere.

     8.7 Entire and Sole Agreement. This Agreement and the other schedules and agreements referred to herein, constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

     8.8 Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement.

     8.9 Certain Definitions.

     (a) For purposes of this Agreement, the term "Affiliate" means any Person that directly, or indirectly through one or more Persons, controls, is controlled by, or is under common control with, the Person specified or, directly or indirectly, is related to or otherwise associated with any such Person or entity. As used in this definition, "control" (including, with their correlative meanings, the terms "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     (b) For purposes of this Agreement and of any other Transaction Document, the phrase, "to the best of Tollgate's knowledge", "Tollgate's knowledge" or similar phrases (including similar phrases applicable to TV or KJE) shall be deemed to include all information that is actually known by John Zimpel, and the phrase "to the best of Century's knowledge", "Century's knowledge" or similar phrases shall be deemed to include all information that is actually known by Peter Hoetzinger.

     8.10 Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy and each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or hereafter existing at law or in equity or by statute or otherwise. No remedy shall be deemed to be a limitation on the amount or measure of damages resulting from any breach of this Agreement. The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

     8.11 Gender and Number. The masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others whenever the context so indicates.

     8.12 Invalid Provisions. If any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision as similar as possible to such illegal, invalid or unenforceable provision and be legal, valid and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.

     8.13 Construction. In the event any claim is made by any party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or his counsel. Each of the parties agrees that they have had an opportunity to review this Agreement and make comments and changes as they deem appropriate with respect to the provisions hereof and that the language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent.

     8.14 Headings. The descriptive section headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.

                          SIGNATURES ON FOLLOWING PAGE

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date and year first above written.



                 CENTURY CASINOS TOLLGATE INC.



                  By: /s/ Peter Hoetzinger
                      --------------------
                          Peter Hoetzinger




                  CENTRAL CITY VENTURE, LLC

                  By: /s/ John Zimpel
                      ---------------
                          John Zimpel

                  Title: Managing Member
                         ---------------

                  By: /s/ E. Janvier Zimpel
                      ---------------------
                          E. Janvier Zimpel

                  Title: Managing Member
                         ---------------



                  CC TOLLGATE LLC



                  By:___________________________________________________________

                  Title:
                        --------------------------------------------------------



                  KJE INVESTMENTS, LLC



                  By: /s/ E. Janvier Zimpel
                      --------------------
                          E. Janvier Zimpel

                  Title: Managing Member
                         ---------------

                  TOLLGATE VENTURE, LLC



                  By: /s/ John Zimpel
                      ---------------
                          John Zimpel

                  Title:  Managing Member


                  By: /s/ E. Janvier Zimpel
                      ---------------------
                          E. Janvier Zimpel

                  Title:  Managing Member



                  Solely for Purposes of Section 4.7 hereof:


                  /s/ John Zimpel
                  ---------------
                      John Zimpel

                  EXHIBIT A

                  LIMITED LIABILITY COMPANY AGREEMENT

                  [ATTACHED]

                                            EXHIBIT B

                                            CASINO SERVICES AGREEMENT

                                            [ATTACHED]